EXHIBIT 99.3

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

In a letter dated April 18, 2002, our independent public accountants, Arthur Andersen LLP ("Andersen"), represented to us that their audit of the consolidated financial statements of Interstate Power Company (merged with IES Utilities Inc. on January 1, 2002, which subsequently changed its name to Interstate Power and Light Company) as of December 31, 2001 and for the year then ended was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that their engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.




Interstate Power and Light Company


By:  /s/ John E. Kratchmer
     ---------------------
Name:    John E. Kratchmer
Title:   Corporate Controller and Chief Accounting Officer


April 18, 2002